_______________                                                  ______________

    Number                                                            Shares

_______________                                                  ______________




    PROVISIONS RELATING TO REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES

     The Shares evidenced by this Certificate are subject to redemption at any time at the option of the Trust on or after June 15, 2007 at a redemption price of $500.00 per Share. If necessary, in the opinion of the Trustees of the Trust, to effect compliance by the Trust with certain requirements of the Internal Revenue Code, the Shares represented by this Certificate are subject to redemption at any time by the Trust and the transfer thereof may be prohibited upon the terms and conditions set forth in the Amended and Restated Declaration of Trust and the Certificate of Designation Supplementing the Amended and Restated Declaration of Trust for the 7.80% Series A Cumulative Step-Up Premium Rate Preferred Shares. In addition, ownership by any person of more than 7.5% in number or value of all of the Trust's Shares, including the Shares represented by this Certificate is restricted as set forth in the Amended and Restated Declaration of Trust. The Trust will furnish a copy of such terms and conditions to the registered holder of this Certificate upon request and without charge.

                             New Plan Realty Trust

A BUSINESS TRUST ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

     Certificate for 7.80% Series A Cumulative
     Step-Up Premium Rate Preferred Shares.
                                                  This Certificate is
     CUSIP 648059 20 2                            transferable in
     SEE REVERSE FOR CERTAIN DEFINITIONS          Boston, Massachusetts
                                                  and in
                                                  New York, New York
     Fully paid and non-assessable preferred shares, par value $1.00 per share.

This Certifies that


is the Owner of

                                                                        shares.

New Plan Realty Trust is established as a Massachusetts business trust (hereinafter called the "Trust") under an Amended and Restated Declaration of Trust made January 15, 1996, as amended from time to time. The holder and every transferee or assignee of this Certificate or of the Shares represented hereby or any interest therein accepts and agrees to be bound by the provisions of such Amended and Restated Declaration of Trust and the Certificate of Designation Supplementing the Amended and Restated Declaration of Trust and all amendments thereto (copies of which are filed with the Secretary of the Commonwealth of Massachusetts) and such By-Laws of the Trust as may from time to time be adopted by the Trustees of the Trust (copies of which will be on file at the principal office of the Trust), all of which provisions are hereby incorporated by reference as fully as if set forth herein in their entirety. The Amended and Restated Declaration of Trust provides that obligations thereunder are not personally binding upon the Trustees and that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability nor shall resort be had to the private property of any Trustee, shareholder, officer, employee or agent of the Trust. This Certificate and the Shares represented hereby are transferable on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is issued by the Trustees of New Plan Realty Trust, acting not individually but as such Trustees, and is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Trust and the signatures of its duly authorized officers.
                                             Countersigned and Registered:
Dated                                        BankBoston N.A.

                                             Transfer Agent and Registrar

                                             by
Treasurer      Chief Executive Officer       Authorized Signature

                             NEW PLAN REALTY TRUST

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -        as tenants in common

UNIF GIFT MIN ACT - ........Custodian...........
                    (Cust)         (Minor)
                    under Uniform Gifts to Minors Act
          ...............................................
                         (State)

TEN ENT    -        as tenants by the entireties


JT TEN     -        as joint tenants with right
                    of survivorship and not as
                    tenants in common


    Additional abbreviations may also be used though not in the above list.


     For Value received, ________________ hereby sell, assign and transfer unto _________________________________________________________________________

Please Insert Social Security or
Other Identifying Number of Assignee
_____________________________________
_____________________________________

______________________________________________________________________________
           (Please Print or Typewrite Name and Address of Assignee)
______________________________________________________________________________

______________________________________________________________________________

_____________ ______ shares of 7.80% Series A Cumulative Step-Up Premium Rate Preferred Shares represented by the within certificate and do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the same on the books of the within-named Trust with full power of substitution in the premises.

Dated, ______________

               (SIGN HERE)    ________________________________________________
                              NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST
                              CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
                              OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                              ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.